UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2010

AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street, Danville, VA 24541
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 434-792-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2010, the Board of Directors of American National Bankshares Inc. (the "Company") reported the following:

    Fred B. Leggett, Jr., age 73, will retire from the Board of Directors pursuant to the Company's retirement policy for directors.  Mr. Leggett's retirement will be effective with the Annual Meeting of Shareholders, to be held May 18, 2010.  Mr. Leggett is eligible to become Director Emeritus, and the Board of Directors, upon recommendation from its Corporate Goverance and Nominating Committee, intends to appoint Mr. Leggett as such for a one-year period beginning on May 18, 2010.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company's Board of Directors authorized an amendment to the Company's Bylaws to revise Section 2.2 to decrease the size of the Company's Board of Directors from thirteen (13) to twelve (12) directors.  The Board of Directors adopted the amendment on April 20, 2010, and it will become effective May 18, 2010, the date of the Annual Meeting of Shareholders.

The text of the amendments to the Bylaws that will become effective May 18, 2010 is attached as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

3.1 Amendments to the Bylaws of the Company

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2010                                            /s/ William W. Traynham
                              Executive Vice President and Chief Financial Officer